UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2021

KULR TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55564	81-1004273
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1999 S. Bascom Ave. Suite 700. Campbell, CA 95008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 663-5247

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2021, the Board of Directors (the “Board”) of KULR Technology Group, Inc., a Delaware corporation (the “Company”), appointed Joanna D. Massey as a director on the Board, to hold office until the earlier of the expiration of the term of office of the director whom she has replaced, a successor is duly elected and qualified, or the earlier of such director’s death, resignation, disqualification, or removal. Dr. Massey’s appointment is contingent upon the Company’s common stock being approved for uplisting to a national exchange. Furthermore, Dr. Massey will receive quarterly cash compensation equal to $10,000 and was granted 20,000 shares of restricted common stock, which shares shall vest quarterly in 5,000 share installments with the first installment vesting immediately upon approval for uplisting to a national exchange.

Dr. Massey, 52, is an experienced C-level communications marketing executive and Board Director, who advises executive teams at Fortune 500 companies, startups and nonprofits. She is also an author and corporate speaker. Dr. Massey has worked for over 25 years strategizing on global brand reputation management at companies, such as Condé Nast, Lionsgate, CBS, Viacom, Discovery and Hasbro. She managed corporate turnaround as Condé Nast transitioned from print to digital video; risk and crisis communications for publicly held companies with their consumers, regulators, investors and advertisers; culture transformation when Lionsgate purchased Starz, CBS converted UPN to The CW, and Discovery shuttered its Hub TV Network; successful communications with diverse stakeholders as head of internal and external communications; and multi-million-dollar P&Ls as a department leader. Currently, Dr. Massey is President & CEO of J.D. Massey Associates, Inc., a portfolio company with multiple divisions that manage marketing communications, executive training and publishing, all using neuroscience to make executive teams more efficient, drive innovation and grow revenue. In addition, she is an adjunct professor at Columbia University teaching a graduate-level course in corporate communication. Dr. Massey’s career spans media, film, TV, digital video, publishing, venture capital and academia. She is based in the United States and has international experience working with partners in Europe, the UK, China and India

No arrangement or understanding exists between Dr. Massey and any other persons pursuant to which she was elected as a director of the Company. Dr. Massey has not engaged in any transaction, since January 1, 2020, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Item 7.01	Regulation FD Disclosure

The Company issued a press release on February 23, 2021, announcing the appointment Dr. Massey. A copy of this press release is furnished as Exhibit 99.1

The Company is furnishing the information under this item, including Exhibit 99.1, pursuant to Item 7.01, “Regulation FD Disclosure.”

Item 9.01	Exhibits

Exhibit No.	Description

99.1	Press Release dated February 23, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KULR TECHNOLOGY GROUP, INC.

Date: February 23, 2021	By:	/s/ Michael Mo
Name: Michael Mo
Title: President & Chief Executive Officer

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